UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2016

CENVEO, INC.
(Exact Name of Registrant as Specified in Charter)

COLORADO	1-12551	84-1250533
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 FIRST STAMFORD PLACE
STAMFORD, CT		06902
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (203) 595−3000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

[ ] Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

[ ] Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Item 2.02    Results of Operations and Financial Condition.

On May 11, 2016, Cenveo, Inc. issued a press release announcing its results of operations for the first quarter ended April 2, 2016. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

The foregoing information is intended to be furnished under Item 2.02 “Results of Operations and Financial Condition” in accordance with Securities and Exchange Commission Release No. 33-8400. Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 8.01     Other Events

On May 6, 2016, we received notice that the New York Stock Exchange (the "NYSE") accepted our plan for continued listing. As a result, our common stock will continue to be listed on the NYSE, subject to quarterly reviews by the NYSE to monitor our progress against the plan.

The NYSE had previously notified us that we had fallen below continued listing standards, which require a minimum average market capitalization of at least $50 million over a consecutive 30 trading-day period. With the NYSE's acceptance of the plan, we now have 18 months from the original notification date in which to comply with the average market capitalization standard. Independent of the market capitalization requirement, we must also achieve a $1.00 average share price over a preceding 30 trading day period by July 19, 2016. We are also subject to compliance with other continued listing standards. We will continue to work proactively with the NYSE to maintain the listing of our common stock during the relevant compliance periods.

Item 9.01    Financial Statements and Exhibits

(d)       Exhibits.

Exhibit
Number    Description

99.1	Press Release of Cenveo, Inc. dated May 11, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2016

CENVEO, INC.

By:	/s/ Scott J. Goodwin
Scott J. Goodwin
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number    Description

99.1	Press Release of Cenveo, Inc. dated May 11, 2016